                                                                   EXHIBIT 10.02



                            ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (this "Agreement") is made as of January 15, 2002, by and between NIIT (USA), Inc., a Georgia corporation ("NIIT"), and Click2Learn, Inc., a Delaware corporation ("CLKS").

                                    RECITALS:

        WHEREAS, CLKS wishes to sell, and NIIT wishes to buy, certain assets used by CLKS to provide custom e-learning content development services upon the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.      PURCHASE AND SALE OF SELECTED ASSETS:

        1.1 Subject to the terms and conditions of this Agreement, on or before January 31, 2002 ("Closing"), CLKS will sell, transfer, assign and convey to NIIT, and NIIT will purchase and accept from CLKS, all right, title and interest in and to the assets of the Business described on Exhibit "A" attached hereto, free and clear of any and all liens, charges, security interests and encumbrances (collectively, the "Purchased Assets"). As used herein the "Business" means the custom e-learning content development business currently conducted by CLKS, other than business with the Washington National Guard.

        1.2 Subject to the terms and conditions of this Agreement, NIIT will pay CLKS at the Closing as follows:

               1.2(a) One Million U.S. Dollars (US $1,000,000) on the date thereof by check.

               1.2(b)  If applicable, the contingent payments described on
                       Schedule 1.2(b) attached hereto.

               1.2(c) If applicable, the commission described on Schedule 1.2(c) attached hereto.

        1.3 As of the Closing, CLKS will grant to NIIT an exclusive, royalty-free, perpetual license to use the software developed by CLKS and identified on Exhibit "A" attached hereto in both executable object code and source code format ("CLKS Software") as necessary to allow NIIT to conduct the Business in substantially the same manner as CLKS has previously conducted the Business (the "CLKS Software License"). CLKS will not be responsible for support and maintenance of the CLKS Software, and NIIT may make such modifications or enhancements to the CLKS Software as it sees fit for the exercise of the license granted hereby.

               Any modifications to the CLKS Software created by NIIT will be NIIT's exclusive property. NIIT agrees that it shall not disclose any of the source code for the CLKS Software to any third party other than employees, consultants or independent contractors of NIIT who have signed confidentiality agreements with respect to the CLKS Software at least as protective of CLKS's rights as this Agreement or to customers receiving portions of the source code in connection with services deliverables created by NIIT using the CLKS Software, with respect to such portions.

               CLKS will use CLKS Software only in the context of other CLKS products and in the conduct of business with the Washington National Guard.

               CLKS Software used predominately in the Business ("Business Software") will be transferred to NIIT and included in the definition of "Purchased Assets".

        1.4 NIIT will not acquire and CLKS will not transfer to NIIT the personnel and assets used to provide custom e-learning content development services to the Washington National Guard ("WNG"), which personnel and assets are identified on Exhibit "A". CLKS shall be free to continue to provide custom e-learning content development services to WNG following the Closing. This disclosure will not in any way restrict CLKS' ability to make changes to the personnel and asset structure of its WNG business from that set forth on Exhibit A.

        1.5 NIIT will attempt to enter into a service agreement directly with each current CLKS Business client after the date hereof ("CLKS Client"). CLKS will use best efforts to introduce NIIT to all CLKS Clients and prospects listed on Exhibit "B" at mutually acceptable times as soon as possible hereafter. NIIT will cause appropriate personnel to be timely available for such introductions.

        1.6 All employees of the Business are identified on Exhibit "C" ("Business Employees"). NIIT will identify up to fifteen (15) key employees of CLKS ("Key Employees") listed on Exhibit "C" whose continued employment is, in the opinion of NIIT, critical to the success of the Business. NIIT will offer employment to the Key Employees shortly after Closing. NIIT shall offer such Key Employees a salary with NIIT that is at least equal to the salary such Key Employees are currently being paid by CLKS. Each Key Employee will be required to sign NIIT's standard noncompetition, non-solicitation and confidentiality agreement. Those Business Employees not hired by NIIT may not be retained or rehired by CLKS in any capacity for a period of three months after Closing. Any Key Employee who does not accept NIIT's offer of employment, any amount will not be retained or rehired by CLKS in any capacity for a period of three years after Closing.

        1.7 NIIT is not assuming any liabilities or obligations of CLKS with respect to the Business, all of which will be retained by CLKS ("Excluded Liabilities"), other than the obligation to comply with the license agreements for third party software licenses transferred.

2.      REPRESENTATIONS OF CLKS

        CLKS hereby represents and warrants to NIIT as follows:

        2.1 CLKS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business as presently conducted, to own, lease and operate its properties, and to enter into and perform its obligations under this Agreement.

        2.2 The execution, delivery and performance of this Agreement has been duly approved by all necessary corporate action of CLKS. This Agreement has been duly executed and delivered by CLKS and constitutes the legally valid and binding obligation of CLKS, enforceable against CLKS in accordance with its terms.

        2.3 CLKS owns all of the Purchased Assets and the CLKS Software free and clear of any and all liens, charges, security interests and encumbrances.

        2.4 There is no litigation pending, or to the knowledge of CLKS, threatened against CLKS or with respect to the Purchased Assets or the CLKS Software (and CLKS has no knowledge of any basis for any such litigation) which, if determined adversely to CLKS, might individually or in the aggregate (a) prevent the consummation of the transactions contemplated hereby, (b) have a material adverse effect upon the Purchased Assets, or the CLKS Software or (c) give rise to any lien, charge, security interest or encumbrance on or against the Purchased Assets or the CLKS Software.

        2.5 CLKS has provided NIIT with true and complete copies of the agreements in effect on the date hereof with the CLKS Clients set forth on Schedule 3.5 hereto (collectively, the "Client Contracts"). Except as set forth on Schedule 3.5 hereto, (a) no dispute exists under any Client Contract, and (b) neither CLKS nor to the best of CLKS' knowledge any other party to any of the Client Contracts is in material default of any Client Contract and to the best of CLKS' knowledge there is no basis therefor.

        2.6 To the best of its knowledge, CLKS has not violated, infringed upon or unlawfully used the intellectual property of any other entity or person in connection with the provision of any services pursuant to the Client Contracts; provided that CLKS makes no such warranty with respect to any materials provided by CLKS Clients in connection with such services.

        2.7 CLKS will transfer title to NIIT of all Business Software and, in accordance with the terms thereof, the licenses for the third party-owned computer software set forth on Exhibit "A".

        2.8 The warranties expressly set forth in this agreement are the only warranties made by CLKS, and CLKS expressly disclaims any implied warranties and conditions whatsoever, including any implied warranties of merchantability or fitness for a particular purpose.

3.      REPRESENTATIONS OF NIIT

               NIIT hereby represents and warrants to CLKS as follows:

        3.1 NIIT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, and has the corporate power and authority to carry on its business as presently conducted, to own, lease and operate its properties, and to enter into and perform its obligations under this Agreement.

        3.2 The execution, delivery and performance of this Agreement has been duly approved by all necessary corporate action of NIIT. This Agreement has been duly executed and delivered by NIIT and constitutes the legal valid and binding obligation of NIIT, enforceable against NIIT in accordance with its terms.

        3.3 The warranties expressly set forth in this agreement are the only warranties made by NIIT, and NIIT expressly disclaims any implied warranties and conditions whatsoever.

4.      ADDITIONAL COVENANTS OF THE PARTIES

        4.1 CLKS covenants and agrees that it will not, directly or indirectly, during the period commencing on the date hereof and ending on the third anniversary of the Closing, (a) except as otherwise herein provided regarding WNG, compete with NIIT with respect to the Business, including performing for any party services similar to those provided by CLKS in its conduct of the Business, (b) operate any entity that competes with the Business,
               (c) solicit CLKS' or NIIT's clients with respect to the Business except to solicit business for NIIT. These covenants shall remain effective for an additional two (2) years unless terminated by either party which may be done upon ninety (90) days written notice. Notwithstanding the foregoing, CLKS may acquire a company that performs custom e-learning content development services, provided such services are not the primary business of such company, in addition to marketing other products or services that do not compete with the Business. In such case, immediately upon such acquisition, NIIT will have the right of first refusal to take over the custom e-learning content development services business for a pro rated portion of the purchase price paid by CLKS or such other lesser consideration as may be agreed. In the event NIIT determines, in its sole discretion, not to takeover, CLKS will close down or otherwise dispose of the custom e-learning content development services operation of the acquired company in its entirety within six months of the acquisition. CLKS will not enter any new contracts for further custom development work following such acquisition. During this period, any positive gross margin from this operation will be split between the parties 75% to NIIT and 25% to CLKS.

        4.2 CLKS covenants and agrees that it will not, directly or indirectly, during the period commencing on the date hereof and ending on the fifth anniversary of the Closing, solicit or recruit on CLKS' behalf or behalf of any other entity, any employee, contractor, or agent of NIIT. NIIT covenants and agrees that it will not, during the period commencing on the date hereof and ending on the fifth anniversary of the Closing, directly or indirectly solicit or recruit, on NIIT's own behalf or on the behalf of any other entity, any employee, contractor or agent of CLKS except for the Key Employees or as hereafter agreed in writing by the parties.

        4.3 Each party recognizes that the breach or threatened breach of any of its obligations under sections 1.3, 4.1 or 4.2 may give rise to irreparable injury to the other party and that such injury will not be adequately compensable through the payment of monetary damages. Accordingly, each party agrees that upon any such breach or threatened breach by such party, the other party may obtain injunctive relief to end or prevent such breach or threatened breach, in addition to any available remedies at law.

        4.4 Each party hereto will pay its own expenses (including attorney's fees) with respect to this Agreement.

        4.5 At any time and from time to time after the Closing, CLKS will, at the request of NIIT, take any and all actions reasonably necessary to fulfill its obligations hereunder to put NIIT in actual possession and operating control of the Purchased Assets and the CLKS Software License. At any time and from time to time after the Closing, CLKS agrees that it will execute and deliver such additional documents as may be reasonably necessary to finalize and perfect the transfer of the Purchased Assets to NIIT and the CLKS Software License to NIIT.

        4.6 For a period commencing on the Closing and ending on the third anniversary thereof, NIIT will be CLKS' exclusive premier strategic partner (and NIIT will have a right of first refusal) for custom e-learning content development for CLKS' customers and partners, and CLKS will not introduce parties other than NIIT to its customers and partners, except in the following circumstances: (a) such customers/partners have indicated to CLKS that they have a relationship with another party to provide such services or that they do not want NIIT to provide such services (although CLKS will first introduce NIIT to such customers/partners) or (b) CLKS is brought into contact with a potential customer/partner by a third party that provides such services itself or through other partners. Prior to the Closing, each party will identify a relationship manager who will be responsible for overseeing the strategic alliance described herein.

5.      CLOSING

        5.1 CLKS will deliver to NIIT at the Closing: (a) a closing certificate signed by the President of CLKS certifying that the representations and warranties of CLKS contained herein are true and correct at the Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing, and certifying that CLKS has performed and complied with all agreements, obligations and conditions contained in this Agreement required to be performed by it prior to Closing, (b) a Bill of Sale in the form of Exhibit "D" attached hereto, (c) a sales incentive plan for its sales force, which will provide for targets and incentives based on sales of content development projects, and (d) provide up to date information to the schedules and exhibits to this Agreement (including without limitation an updated list of the assets to be acquired by NIIT).

        5.2 NIIT shall deliver to CLKS at the Closing: (a) a closing certificate signed by the President of NIIT certifying that the representations and warranties of NIIT contained herein are true and correct at the Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing, and certifying that NIIT has performed and complied with all agreements, obligations and conditions contained in this Agreement required to be performed by it prior to Closing.

        5.3 It shall be a condition to NIIT's obligation to consummate the transactions contemplated herein that CLKS provides the information set forth on Schedule 5.3 hereof.

6.      SURVIVAL OF WARRANTIES AND INDEMNIFICATION

        6.1 All representations and warranties contained in this Agreement, and the indemnification obligations contained herein, will survive the Closing until the first (1st) anniversary of the Closing except that the obligation of the indemnifying party with respect to any claim, demand, action or proceeding for which indemnification notice has been given during such one-year period will survive until the indemnity obligation is satisfied. Notwithstanding the foregoing, covenants which continue after the Closing will survive for a period ending one year after such covenants are required to be satisfied hereunder and the indemnification provided for in Sections 6.2(c) and 6.3(b) shall survive the Closing indefinitely.

        6.2 CLKS hereby indemnifies and holds NIIT, and its affiliates, directors, officers, employees and agents, harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to or relating to (a) any misrepresentation or breach of any representation or warranty, or breach, nonfulfillment of, or failure to perform, any covenant, obligation or agreement of CLKS contained in this Agreement; or (b) any of the Excluded Liabilities; or (c) the acts or omissions of CLKS in the operation of the business prior to Closing.

        6.3 NIIT hereby indemnifies and holds CLKS and CLKS's affiliates, directors, officers, employees and agents harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including without limitation reasonable attorneys fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to or relating to any misrepresentation or breach of any representation or warranty, or breach, nonfulfillment of, or failure to perform any covenant, obligation or agreement of NIIT contained in this Agreement; or
               (b) the acts or omissions of NIIT in the operation of the business after Closing.

        6.4 If one party (the "Indemnitee") receives any notice of a claim or other allegation with respect to which the other party (the "Indemnitor") has an obligation of indemnity hereunder, then the Indemnitee will, within 15 days of receipt of such notice, give the Indemnitor written notice of such claim or allegation setting forth in reasonable detail the facts and circumstances surrounding the claim. The Indemnitee will not make any payment or incur any costs or expenses with respect to such claim, except as requested by the Indemnitor or as necessary to comply with this procedure. The Indemnitee will not make any admission of liability or take any other action that limits the ability of the Indemnitor to defend the claim. The Indemnitor shall immediately assume the full control of the defense or settlement of such claim or allegation, including the selection and employment of counsel, and shall pay all authorized costs and expenses of such defense. The Indemnitee will fully cooperate, at the expense of the Indemnitor, in the defense or settlement of the claim. The Indemnitee shall have the right, at its own expense, to employ separate counsel and participate in the defense or settlement of the claim. The Indemnitor shall have no liability for costs or expenses incurred by the Indemnitee, except to the extent authorized by the Indemnitor or pursuant to this procedure.

        6.5    NIIT's only remedies for a third party claim described in Section
               6.2 shall be the indemnity set out in this Section 6. CLKS only remedies for a third party claim described in Section 6.3 shall be the indemnity set out in this Section 6.

        6.6 Except as provided under its indemnities in Sections 6.2(b), 6.2(c) and 6.3(b) of this Agreement, or with respect to breaches of its obligations of non-competition and non-solicitation, NIIT shall not be liable for any consequential or indirect loss incurred by CLKS or its affiliates due to any omission or commission of NIIT, and CLKS shall not be liable for any consequential or indirect loss incurred by NIIT or its affiliates due to any omission or commission of CLKS.

        6.7 Except for claims described in Section 6.2(b) and (c), CLKS's liability under this provision shall in no event exceed an amount equal to the total amount actually payable to CLKS pursuant to
               Section 1.2. Except for claims described in Section 6.3(b), NIIT's liability under this provision shall in no event exceed an amount equal to the total amount actually payable to CLKS pursuant to Section 1.2.

7.      MISCELLANEOUS

        7.1 No finder, agent, broker or other person acting pursuant to authority of either party is or will be entitled to any commission, agent's, finder's or broker's fee in connection with the transactions contemplated by this Agreement.

        7.2 This Agreement will be governed by, and construed and enforced in accordance with the substantive laws of the State of Georgia.

        7.3 Except as otherwise provided in Section 4.3 hereof, all disputes, differences or disagreements arising out of, in connection with or in relation to this Agreement if not settled amicably shall be finally decided by arbitration to be held in accordance with the provisions of the Commercial Arbitration Rights of the American Arbitration Association (the "Rules"). The venue of arbitration shall be Atlanta, Georgia and the language of arbitration shall be English. The arbitration shall take place before a single arbitrator to be appointed by mutual consent of the parties hereto or in accordance with the Rules. The award shall be rendered in the English language, shall be final and binding on parties, and may be entered into judgment and enforced in any court of competent jurisdiction.

        7.4 This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        7.5 This Agreement (a) states the entire agreement between CLKS and NIIT relating to the subject matter hereof and supercedes all prior discussions or writings with respect to such subject matter, (b) may only be amended by a written document signed by the parties hereto, and (c) will be severally binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any notice that may be required to be sent to any party to this agreement will be sent to such party at the address of such party set forth below and will be effective upon receipt.

               7.6 No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.

        7.7 If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent possible.

        7.8 The signatories hereto each represent and warrant that he or she is authorized to sign this Agreement on behalf of the indicated party and that this Agreement will, by his or her signature, be a binding and an enforceable obligation of the indicated party.

The undersigned have executed this Asset Purchase Agreement as of the day and year first above written.

NIIT USA, INC.                              Click2learn, Inc.
1050 Crown Pt. Pkwy.                        110 -- 110th Avenue NE
#500                                        Suite 700
Atlanta, Georgia  30338                     Bellevue, WA 98004

By:____________________________             By:____________________________
Name:__________________________             Name:__________________________
Title:___________________________           Title:___________________________

                                   EXHIBIT `A'

       PURCHASED ASSETS, CLKS SOFTWARE LICENSED AND THIRD PARTY COMMERCIAL
                           SOFTWARE LICENSES ASSIGNED

                                   EXHIBIT `B'

                           CLKS CLIENTS AND PROSPECTS

                                   EXHIBIT `C'

                      BUSINESS EMPLOYEES AND KEY EMPLOYEES

                                   EXHIBIT `D'

                              FORM OF BILL OF SALE

SEE ATTACHED.

                                 SCHEDULE 1.2(b)

Payment schedule for contingent payment to CLKS:

Contingent payments are based on total revenues to NIIT from any of the following ("Qualified Revenue"): (a) custom content development projects referred, outsourced or subcontracted to NIIT by CLKS; (b) consulting, implementation or integration projects referred, outsourced or subcontracted to NIIT by CLKS; and (c) payments made by CLKS to NIIT for contract Research and Development services. Qualified Revenues are deemed to be earned when the revenue is under contract to be delivered within 24 months from the contract date, i.e., when an order for the work to be delivered within 24 months has been placed with NIIT and accepted by them. However in the case of Research and Development work assigned to NIIT by CLKS, Qualified Revenues are deemed to be earned when the revenue is under contract to be delivered within the year, and a sum not exceeding $0.5M beyond the year. Contingent payments are based on cumulative Qualified Revenues during 2002 and 2003 and are due as follows:

December 31, 2002:

If Qualified Revenue is:     Contingent Payment* is:
-----------------------      ----------------------
Less than $4,000,000         None
$4,000,000 to $8,599,999     $500,000 + $1.00 for every $9.00 of Qualified Revenue over $4,000,000
$8,600,000 and over          $1,000,000


*December 31,2002 contingent payment may rollover into 2003 as described below.

December 31, 2003:

If Qualified Revenue is:     Contingent Payment is:
-----------------------      ---------------------
Less than $12,600,000        None other than 2002 rollover payment (if applicable)
$12,600,000 to $17,099,999   $500,000 + $1.00 for every $9.00 of Qualified Revenue over $12,500,000
$17,100,000 and over         $1,000,000



Rollover of December 31, 2002 payment:

If the December 31, 2002 contingent payment is less than $1,000,000, then the contingent payment may rollover into 2003 and will come due at the following times:

    - If there was no contingent payment due at December 31, 2002, then $500,000 becomes due when cumulative Qualified Revenue equals $4,000,000 and an additional $500,000 when cumulative Qualified Revenue equals $8,600,000; provided that if at December 31, 2003 the cumulative Qualified Revenue is between $4,000,000 and $8,600,000, then the contingent payment due at December 31, 2003 will be $1.00 for every $9.00 of cumulative Qualified Revenue over $4,000,000.

    - If there was a contingent payment due at December 31, 2002 but such payment was less than $1,000,000, then the difference between $1,000,000 and the contingent payment actually made on December 31, 2002 becomes due when cumulative qualified revenue equals $8,600,000; provided that if at December 31, 2003 the cumulative Qualified Revenue is between $4,000,000 and $8,600,000, then the contingent payment due at December 31, 2003 will be $1.00 for every $9.00 of cumulative Qualified Revenue received during 2003.

Any rollover payment will be due 30 days from the date the Qualified Revenue target at which such payment is earned is achieved.

Records and Audit. NIIT shall keep accurate records and books of account concerning the calculation of contingent payments (or, as to Schedule 1.2(c), commission) due to CLKS as may be required to adequately determine and verify the amounts owed CLKS hereunder, which records shall be preserved by NIIT in a safe place for a period of two years following the applicable report date. During such time, CLKS or its independent certified public accountants shall have the right, at CLKS expense, to audit during NIIT's regular business hours and upon reasonable notice to NIIT, NIIT's records concerning the calculation of contingent payment (or, as to Schedule 1.2(c), commission) for the purpose of verifying the amount of the payments due to CLKS hereunder. If an audit reveals that NIIT has underpaid the amounts due to CLKS, NIIT shall promptly pay to CLKS the amount of the underpayment together with any late fees from the date or dates any unpaid amounts would originally have become due. If such underpayment exceeds 5% of the total amount actually owed, NIIT shall promptly reimburse CLKS for its costs and expenses in performing such audit. If such audit reveals that NIIT has overpaid, CLKS shall refund the amount of the overpayment or provide NIIT with a credit on its account in the amount of the overpayment, which shall be applied against the next contingent payments (or, as to schedule 1.2(c),commissions) becoming due.

                        SCHEDULE 1.2(c) - COMMISSION PLAN

All Business revenue to NIIT through CLKS's relationships including (a) current clients; (b) strategic partnerships transferred to NIIT; and (c) introductions made by CLKS and accepted by NIIT will be counted toward fulfilling the Commission Plan obligations ("Revenue").

YEAR            TARGET QUALIFIED REVENUE        COMMISSION PAYABLE
----            ------------------------        ------------------

2002            $2M                             None

                $2M - $8.60M                    5% for content development
                                                10% for implementation services

                Beyond $8.60M                   10% for content development
                                                15% for implementation services


2003            Up to $8.5 M                    5% for content development
                                                10% for implementation services

                Beyond $8.5 M                   10% for content development
                                                15% for implementation services

2004            Any new business                10% for content development
                                                15% for implementation services

2005-2006*      Any new business                10% for content development
                                                15% for implementation services


Terms

    - CLKS may choose to roll over revenue beyond $8M in the first year to the second year. In that case, the additional commission will not be payable for the revenue rolled over in the 1st year

    - Commission will be paid upon collection, but accrues at time of contract execution, i.e, if a contract on which commission is payable is signed during 2006 but payment is not collected until 2007, commission is still payable

    - Contract Research and Development services and other such CLKS work contracted to NIIT will not be eligible for commissions but will count as Qualified Revenue.

    - All revenue counts as Qualified Revenue for contingent payments, even if no commission is payable.

    * The extension to years 2005-2006 is subject to continuance of the non-compete for content development

        Payments and Reporting. NIIT shall make quarterly payments of commissions in accordance with the reports described below. Reports and payment are due 30 days following the end of each calendar quarter. All payments hereunder shall be in United States dollars. NIIT shall pay CLKS a finance charge of 1.5% per month on all amounts which are past due.

        Reports. NIIT will furnish CLKS with quarterly reports containing information sufficient for CLKS to determine the amount of commission due and shall be in a format mutually agreed by the parties. Such reports shall be in provided electronically in Microsoft Excel spreadsheet format suitable for use on Windows based personal computers.

THE SECTION ON SCHEDULE 1.2(b) ENTITLED "RECORDS AND AUDIT" SHALL APPLY TO THE COMMISSION PLAN SET FORTH HEREIN.


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

        NIIT Entities. NIIT and CLKS acknowledge and agree that the contracts on which commissions are payable may be entered by NIIT or a party controlling, controlled by or under common control with NIIT ("NIIT Companies") in the discretion of the NIIT Companies. Notwithstanding which of the NIIT Companies is the party to a contract on which commissions are payable, NIIT shall be responsible for the payment and reporting of such commissions to CLKS.


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

                                  SCHEDULE 2.5

    LIST OF CLIENT CONTRACTS, SIGNIFICANT DISPUTES AND CERTAIN DEFAULTS

List of Client Contracts:




Significant disputes under any Client Contracts:

Clients in material default under Client Contracts:

Claim or possible claim of Client of a material default by CLKS:



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